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Bank of America Corporation and Subsidiaries                       Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends

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                                                            Nine Months
                                                              Ended                         Year Ended December 31
                                                           September 30, ----------------------------------------------------------
(Dollars in millions)                                          2001         2000          1999        1998        1997        1996
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

Excluding Interest on Deposits

Income before income taxes                                      $7,633    $ 11,788    $12,215    $ 8,048     $10,556     $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                       (5)        (27)      (167)       162         (49)         (7)

Fixed charges:
     Interest expense (including capitalized interest)           7,442      13,806     10,084      9,479       8,219       7,082
     1/3 of net rent expense                                       282         368        342        335         302         282
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        Total fixed charges                                      7,724      14,174     10,426      9,814       8,521       7,364

Preferred dividend requirements                                      6           9         10         40         183         332
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Earnings (excluding capitalized interest)                      $15,352     $25,935    $22,474    $18,024     $19,028     $16,668
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Fixed charges and preferred dividends                           $7,730     $14,183    $10,436     $9,854      $8,704      $7,696
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Ratio of earnings to fixed charges and preferred dividends        1.99        1.83       2.15       1.83        2.19        2.17
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                                                            Nine Months
                                                              Ended                         Year Ended December 31
                                                           September 30, ----------------------------------------------------------
(Dollars in millions)                                          2001         2000          1999        1998        1997        1996
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

Including Interest on Deposits

Income before income taxes                                      $7,633    $ 11,788    $12,215    $ 8,048     $10,556     $ 9,311

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                       (5)        (27)      (167)       162         (49)         (7)

Fixed charges:
     Interest expense (including capitalized interest)          14,615      24,816     19,086     20,290      18,903      16,682
     1/3 of net rent expense                                       282         368        342        335         302         282
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        Total fixed charges                                     14,897      25,184     19,428     20,625      19,205      16,964

Preferred dividend requirements                                      6           9         10         40         183         332
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Earnings (excluding capitalized interest)                      $22,525     $36,945    $31,476    $28,835     $29,712     $26,268
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Fixed charges and preferred dividends                          $14,903     $25,193    $19,438    $20,665     $19,388     $17,296
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Ratio of earnings to fixed charges and preferred dividends        1.51        1.47       1.62       1.40        1.53        1.52
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